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                                   Exhibit 4.6

                         FORM OF SUBSCRIPTION AGREEMENT





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                       IMAGE TECHNOLOGY LABORATORIES, INC.

                             SUBSCRIPTION AGREEMENT

Image Technology Laboratories, Inc.
167 Schwenk Drive
Kingston, New York 12401

Gentlemen:

            1. Subscription. The undersigned (the "Buyer") hereby subscribes for Units, each Unit consisting of one Common share $.01 par value per share and one Warrant to purchase one Common share (the "Units"), of Image Technology Laboratories, Inc., a Delaware corporation (the "Company"), at a purchase price of $0.40 per Unit, or an aggregate of $____________ for the Units subscribed for hereby. Accompanying this Agreement is Buyer's check in the amount of $______________ (the "Payment"), payable to Bondy & Schloss LLP, Escrow Account, in payment of the purchase price for the Shares subscribed for hereby. Buyer understands that the Payment will be deposited in a non interest-bearing escrow account at Bank, New York, and will be held and distributed in the manner described in the Company's Prospectus dated _________, 2000, (the "Prospectus") under the caption "PLAN OF DISTRIBUTION - Procedures for Subscribing".

            2. Certificate for Corporate, Partnership Trust and Joint Purchaser. If the purchaser is a corporation, partnership, trust or two or more individuals purchasing jointly, note the specific instructions for the Certificate of Corporate, Partnership Trust and Joint Purchases. Please date and sign the certificate.

            3. Acceptance of Subscription. It is understood that this subscription is not binding upon the Company until the Company accepts it, and that the Company has the right to accept or reject this subscription in whole or in part in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return the Payment to Buyer, without interest, and the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, a pro rated amount of the Payment will be returned to Buyer, without interest.

            4. Non-Assignability. This Subscription Agreement is not transferable or assignable by Buyer.

            5. Word Meanings. All references in this Agreement to the "Buyer" shall include all parties (other than the Company) who execute this Agreement.

            IN WITNESS WHEREOF, this Agreement has been executed by the Buyer and by the Company on the respective dates set forth below.

                                                Individual Signature(s):


-----------------------------       ------------------------------
Date                                Signature of Buyer

-----------------------------       ------------------------------
Social Security No.                 Printed Name

                                                                  Telephone No.
-----------------------------       ------------------------------
Street


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                                    ------------------------------
                                    City       State      Zip


-----------------------------       ------------------------------
Date                                Signature of Co-Buyer


-----------------------------       ------------------------------
Social Security No.                 Printed Name

                                                                  Telephone No.
-----------------------------       ------------------------------
Street


                                    ------------------------------
                                    City       State      Zip

                                   For Corporations, Trusts and Partnerships:


-----------------------------       ------------------------------
Date                                Printed Name of Buyer

                                    By:
-----------------------------          ------------------------------------
Tax Identification No.                 Signature of Authorized Signatory

                                                                   Telephone No.
-----------------------------       ------------------------------
Printed Name of Authorized Signatory




                                    ------------------------------
                                    Street Address of Buyer

                                    ------------------------------
                                    City       State      Zip

Subscription Accepted by:
IMAGE TECHNOLOGY LABORATORIES, INC.

By:
     ---------------------------
      Name:
      Title:

Date:
     ---------------------------




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                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
                    PARTNERSHIP, TRUST, AND JOINT PURCHASERS

            If the subscriber is a corporation, partnership, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

            I. Certificate. The subscriber must date and sign the Certificate below, and, if requested by the Company, the subscriber may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

            II. Subscription Agreement

                  A. Corporations. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                  B. Partnerships. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                  C. Trusts. In the case of a trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                  D. Joint Ownership. In all cases, each individual must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                           TRUST, AND JOINT PURCHASERS

            If the subscriber is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

                                   CERTIFICATE

I hereby certify that:

            a. The subscriber has been duly formed and is validly existing and has full power and authority to invest in Image Technology Laboratories, Inc.

            b. The Subscription Agreement has been duly and validly authorized, executed, and delivered by the subscriber and, upon acceptance by the Company, will constitute the valid, binding, and enforceable obligation of the subscriber.


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Dated:            , 2000
        ----------            -----------------------
                                    Name of corporation, partnership, trust or joint purchases (please print)


                                    -----------------------
                                    Signature and title of authorized officer, partner, trustee, or joint purchaser